PVH CORP.
285 MADISON AVENUE
NEW YORK, NY 10017

FOR IMMEDIATE RELEASE:
April 13, 2022

PVH CORP. PRESENTS THE ‘PVH+ PLAN’, ITS MULTI-YEAR STRATEGIC PLAN TO DRIVE BRAND, DIGITAL AND DTC-LED GROWTH TO ACCELERATE FINANCIAL PERFORMANCE

•Provides roadmap for brand-, digital- and direct-to-consumer (DTC)-led sustainable, profitable growth through 2025 to deliver accelerated financial performance and long-term value creation
•Powered by leveraging the strength of PVH’s two iconic global brands, Calvin Klein and TOMMY HILFIGER, and connecting them closer to the consumer than ever before
•2025 financial objectives include high single-digit global compounded annual revenue growth and total revenue target of $12.5 billion, with operating margin expanding to 15% and free cash flow above $1 billion
•Board authorizes $1.0 billion increase to PVH stock repurchase program

New York, New York - PVH Corp. [NYSE: PVH] is today holding its 2022 Investor Day to introduce the PVH+ Plan, its multi-year, strategic growth plan, provide an overview of the opportunities to fully leverage the strength of its two iconic global brands in all regions, and share how this plan will achieve the Company’s financial objectives.

Stefan Larsson, Chief Executive Officer, commented, “Having successfully driven an accelerated recovery and generated record earnings per share in 2021, our priority now is to connect with the consumer in ways that reflect the formula to win in the ‘new normal’ and create long-term value. The execution of the PVH+ Plan will accelerate the growth of Calvin Klein and TOMMY HILFIGER, two of the most iconic brands in the world, by unlocking their full potential across each of our regions.”

PVH+ Plan
The PVH+ Plan is the Company’s strategy to accelerate growth by building on the core strengths of PVH and connect Calvin Klein and TOMMY HILFIGER – each with high global brand awareness and deep loyalty – closer to the consumer than ever before through five key drivers:

•Win with product – PVH will develop the best hero products in the market across key growth categories, with a focus on expanding in large and growing global demand spaces where the Company’s iconic brands resonate most with consumers.

•Win with consumer engagement – By driving digital-first, 360-degree consumer engagement built around brand, hero products and key consumer moments, partnering with the best creators in the industry, and building out each brand’s ambassador program, Calvin Klein and Tommy Hilfiger will meet consumers on their terms in new and engaging ways.

•Win in the digitally-led marketplace – The consumer of today shops digitally first and expects seamless integration of their physical and digital experiences. PVH is accelerating digital growth by building a holistic distribution strategy for Calvin Klein and TOMMY HILFIGER, led by digital and direct-to-consumer channels, and supported by key wholesale partnerships.

•Develop a demand- and data-driven operating model – PVH is developing a demand- and data-driven operating model, starting with a systematic and repeatable product creation model that puts the consumer first and leverages data to bring new and fresh products to market with speed and agility.

•Drive efficiencies and invest in growth – A key driver of the PVH+ Plan will be the relentless focus on driving efficiencies to become more cost-competitive and reinvest in key strategic growth drivers. PVH is simplifying how its teams work and identifying efficiencies to fuel initiatives with the greatest positive impact and strongest return.

These five foundational drivers apply to each of PVH’s businesses and are activated in the regions to reflect consumer differences and their unique expectations. Leveraging the full power of Calvin Klein and TOMMY HILFIGER, PVH is building on its market-leading strength in Europe, accelerating from strength in Asia Pacific, and unlocking the full potential of the strength of its brands in the Americas.

Zac Coughlin, Chief Financial Officer said: “Our new, multi-year strategic growth plan leverages the global strength of our brands and reflects the compelling opportunities we see across our channels and geographies. While investing to fully capitalize on the global, digital and DTC-focused potential of our plan, we will also drive efficiencies that together will accelerate earnings growth and deliver strong and sustainable shareholder returns.”

Financial Objectives
The execution of the PVH+ Plan is expected to achieve the following financial objectives:
•Revenue: High single-digit compounded annual growth (“CAGR”) from 2021 to approximately $12.5 billion in 2025. The key drivers of revenue growth across brand, region and channel include:
◦Balanced growth from Calvin Klein and TOMMY HILFIGER globally
◦High single-digit CAGR in Europe and the Americas; mid-teens CAGR in Asia Pacific
◦20%+ CAGR in digital channels
◦Direct-to-consumer brick & mortar outpacing wholesale brick & mortar
•Operating margin: Expected to expand to approximately 15% in 2025
•Free cash flow: Expected to be over $1.0 billion in 2025

2022 Outlook
The Company reaffirms its first quarter and full year 2022 outlook previously announced on March 29, 2022.

Stock Repurchase Program
On April 11, 2022, the Board of Directors, through its Executive Committee, approved a $1.0 billion increase to the Company’s stock repurchase authorization and extended it three years to June 2026.

Non-GAAP Amounts
This release refers to free cash flow, which is defined as cash flow from operations less capital expenditures and dividends.

Investor Day Webcast
A live video webcast of the event, along with accompanying slides, will be streamed simultaneously starting at 8:30 a.m. EDT. A link to the event and the slides is available on the Company’s website, www.PVH.com, under the Investors section. A replay of the webcast will be available starting shortly after the event on the PVH website.

Presenters include Stefan Larsson, Chief Executive Officer; Zac Coughlin, Chief Financial Officer; Tom Chu, Regional President, PVH Asia Pacific; Trish Donnelly, Chief Executive Officer, PVH Americas & Calvin Klein Global; Martijn Hagman, Chief Executive Officer, PVH Europe & Tommy Hilfiger Global; Avery Baker, President and Chief Brand Officer, Tommy Hilfiger Global; and Jessica Lomax, Executive Vice President, Global Head of Design of Calvin Klein.

Contact:
Investors:
Sheryl Freeman
(212) 381-3980
investorrelations@pvh.com

Media:
Cindy Leggett-Flynn
communications@pvh.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the Investor Day presentations, including, without limitation, statements relating to the Company’s future revenue, earnings, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s ability to realize anticipated benefits and savings from divestitures, restructurings and similar plans, such as the workforce reductions in North America and certain international markets, the reductions in its office and store real estate footprint, and the Company’s sale of certain intellectual property and other assets of, and exiting from, its Heritage Brands business to focus on its Calvin Klein and Tommy Hilfiger businesses, all as previously announced; (iii) the Company may be considered to be highly leveraged and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iv) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores and its directly operated digital commerce sites, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy (including inflationary pressures like those currently being seen globally), fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors, consumer sentiment and other factors; (v) the Company’s ability to manage its growth and inventory; (vi) quota restrictions, the imposition of safeguard controls and the imposition of new or increased duties or tariffs on goods from the countries where the Company or its licensees produce goods under its trademarks, any of which, among other things, could limit the ability to produce products in cost-effective countries, or in countries that have the labor and technical expertise needed, or require the Company to absorb costs or try to pass costs onto consumers, which could materially impact the Company’s revenue and profitability; (vii) the availability and cost of raw materials; (viii) the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced); (ix) the regulation or prohibition of the transaction of business with specific individuals or entities and their affiliates or goods manufactured in (or containing raw materials or components from) certain regions, such as the listing of a person or entity as a Specially Designated National or Blocked Person by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the issuance of Withhold Release Orders by the U.S. Customs and Border Patrol; (x) changes in available factory and shipping capacity, wage and shipping cost escalation, and store closures in any of the countries where the Company’s or its licensees’ or wholesale customers’ or other business partners’ stores are located or products are sold or produced or are planned to be sold or produced, as a result of civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability, such as the current war in Ukraine that has led to temporary cessation of the Company’s business and those of many business partners in Ukraine, Russia and Belarus; (xi) disease epidemics and health-related concerns, such as the ongoing COVID-19 pandemic, which could result in (and, in the case of the COVID-19 pandemic, has resulted in some of the following) supply-chain disruptions due to closed factories, reduced workforces and production capacity, shipping delays, container and trucker shortages, port congestion and other logistics problems, closed stores, reduced consumer traffic and purchasing, or governments implement mandatory business closures, travel restrictions or the like, and market or other changes that could result (or, with respect to the COVID-19 pandemic, could continue to result) in shortages of inventory available to be delivered to the Company’s stores and customers, order cancellations and lost sales, as well as in noncash impairments of the Company’s goodwill and other intangible assets, operating lease right-of-use assets, and property, plant and equipment; (xii) actions taken towards sustainability and social and environmental responsibility as part of the Company’s sustainability and social and environmental strategy, may not be achieved or may be perceived to be disingenuous, which could diminish consumer trust in the Company’s brands, as well as the Company’s brands value; (xiii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (xiv) significant fluctuations of the U.S. dollar against foreign currencies in which the Company transacts significant levels of business; (xv) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xvi) the impact of new and revised tax legislation and regulations; and (xvii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

This press release includes, and the presentations will include, certain non-GAAP financial measures, as defined under SEC rules. Reconciliations of these measures are included in the financial information in the Company’s Current Report on Form 8-K furnished to the SEC on March 29, 2022, which is available on the Company’s website at www.PVH.com and on the SEC’s website at www.sec.gov, and in the appendix to the Investor Day presentation deck, which is available on the Company’s website at www.PVH.com.

Revenue and earnings per share guidance for the first quarter ending May 1, 2022 and year ending January 29, 2023 and 2025 financial objectives speak as of April 13, 2022, the date on which they were made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.